                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                           COLLECTION PERIOD: MAY 1999


DISTRIBUTION DATE:
              06/21/99


STATEMENT TO NOTEHOLDERS AND  CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT

                                                                                                     Per $1,000 of Original
                                                                                                         Class A/Class B
                                                                                                             Amounts
                                                                                                     ----------------------
   (i) Principal Distribution
         Class A-1                                                           $     47,245,233.04          $  131.236758
         Class A-2                                                           $              0.00          $    0.000000
         Class A-3                                                           $              0.00          $    0.000000
         Class A-4                                                           $              0.00          $    0.000000
         Class B Amount                                                      $              0.00          $    0.000000

  (ii) Interest Distribution
         Class A-1                                                           $        276,915.11          $    0.769209
         Class A-2                                                           $      2,214,033.33          $    4.358333
         Class A-3                                                           $      1,892,000.00          $    4.300000
         Class A-4                                                           $      1,051,830.00          $    4.350000
         Class B Amount                                                      $        382,415.48          $    4.683333

 (iii) Monthly Servicing Fee                                                 $      1,108,795.24
         Monthly Supplemental Servicing Fee                                  $              0.00

  (iv) Class A-1 Principal Balance (end of Collection Period)                $     11,854,505.16
       Class A-1 Pool Factor (end of Collection Period)                                 3.292918%
       Class A-2 Principal Balance (end of Collection Period)                $    508,000,000.00
       Class A-2 Pool Factor (end of Collection Period)                               100.000000%
       Class A-3 Principal Balance (end of Collection Period)                $    440,000,000.00
       Class A-3 Pool Factor (end of Collection Period)                               100.000000%
       Class A-4 Principal Balance (end of Collection Period)                $    241,800,000.00
       Class A-4 Pool Factor (end of Collection Period)                               100.000000%
       Class B Principal Balance (end of Collection Period)                  $     81,654,551.40
       Class B Pool Factor (end of Collection Period)                                 100.000000%

   (v) Pool Balance (end of Collection Period)                               $  1,283,309,056.56

  (vi) Interest Carryover Shortfall
         Class A-1                                                           $              0.00     $         0.000000
         Class A-2                                                           $              0.00     $         0.000000
         Class A-3                                                           $              0.00     $         0.000000
         Class A-4                                                           $              0.00     $         0.000000
         Class B                                                             $              0.00     $         0.000000
       Principal Carryover Shortfall
         Class A-1                                                           $              0.00     $         0.000000
         Class A-2                                                           $              0.00     $         0.000000
         Class A-3                                                           $              0.00     $         0.000000
         Class A-4                                                           $              0.00     $         0.000000
         Class B                                                             $              0.00     $         0.000000

 (vii) Balance of the Reserve Fund Property (end of Collection Period)
         Class A Amount                                                      $     57,100,909.30
         Class B Amount                                                      $              0.00

(viii) Aggregate Purchase Amount of Receivables repurchased by the
       Seller or the Servicer                                                $     11,758,308.77


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